AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of April 29, 2005 in Boston, Massachusetts, by and among MML Series Investment Fund II (the “Series Investment Fund II”), a Massachusetts business trust, on behalf of its MML Managed Bond Fund series(“Acquiring Fund”),  MML Series Investment Fund (the “Series Investment Fund”), a Massachusetts business trust, on behalf of its MML Managed Bond Fund series (“Acquired Fund”) and Massachusetts Mutual Life Insurance Company, a Massachusetts corporation.

PLAN OF REORGANIZATION
<![if !supportLists]>(a)    <![endif]>Acquired Fund will sell, assign, convey, transfer and deliver to Acquiring Fund on the Exchange Date (as defined in Section 6) all of its properties and assets existing at the Valuation Time (as defined in Section 3(d)).  In consideration therefor, Acquiring Fund shall, on the Exchange Date, assume all of the liabilities of Acquired Fund existing at the Valuation Time and deliver to Acquired Fund a number of full and fractional shares of beneficial interest of Acquiring Fund (the “Merger Shares”) having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to shares of Acquired Fund transferred to Acquiring Fund on such date less the value of the liabilities of Acquired Fund attributable to shares of Acquired Fund assumed by Acquiring Fund on such date.  It is intended that the reorganization described in this Plan shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).
<![if !supportLists]>(b)   <![endif]>Upon consummation of the transactions described in paragraph (a) of this Agreement, Acquired Fund shall distribute in complete liquidation to its shareholders of record as of the Exchange Date Merger Shares, each shareholder being entitled to receive that proportion of such Merger Shares that the number of shares of beneficial interest of Acquired Fund held by such shareholder bears to the number of such shares of Acquired Fund outstanding on such date. Certificates representing the Merger Shares will not be issued.
AGREEMENT

Acquiring Fund and Acquired Fund agree as follows:

1. Representations and warranties of Acquiring Fund.

Acquiring Fund represents and warrants to and agrees with Acquired Fund that:

<![if !supportLists]>(a)    <![endif]>Acquiring Fund is a series of Series Investment Fund II, a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement.  Series Investment Fund II is not required to qualify as a foreign association in any jurisdiction.  Each of Series Investment Fund II and Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.
<![if !supportLists]>(b)   <![endif]>Series Investment Fund II is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
<![if !supportLists]>(c)    <![endif]>Reserved.
<![if !supportLists]>(d)   <![endif]>Reserved.
<![if !supportLists]>(e)    <![endif]>There are no material legal, administrative or other proceedings pending or, to the knowledge of Series Investment Fund II or Acquiring Fund, threatened against Series Investment Fund II or Acquiring Fund which assert liability or may, if successfully prosecuted to their conclusion, result in liability on the part of Series Investment Fund II or Acquiring Fund.
<![if !supportLists]>(f)     <![endif]>Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than liabilities incurred pursuant to this Agreement.
<![if !supportLists]>(g)    <![endif]>No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976 (the “H‑S‑R Act”).
<![if !supportLists]>(h)    <![endif]>The definitive proxy statement of Acquired Fund filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 14a-6(b) under the 1934 Act and relating to the approval of Acquired Fund’s shareholders referred to in Section 7(a) (the “Acquired Fund Proxy Statement”), on the date of such filing (i) will comply in all material respects with the provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of the meeting of Acquired Fund’s shareholders referred to in Section 7(a) below and on the Exchange Date, the Acquired Fund Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by Series Investment Fund II and Acquiring Fund for use in the Acquired Fund Proxy Statement.
<![if !supportLists]>(i)      <![endif]>There are no material contracts outstanding to which Acquiring Fund is a party, other than as disclosed in Series Investment Fund II’s currently effective registration statement on Form N-1A.
<![if !supportLists]>(j)     <![endif]>Acquiring Fund has no shares of beneficial interest issued and outstanding.
<![if !supportLists]>(k)   <![endif]>Acquiring Fund was established by the Trustees of Series Investment Fund II in order to effect the transactions described in this Agreement.  It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a “regulated investment company” for federal income tax purposes.  However, upon filing its first income tax return at the completion of its first taxable year, Acquiring Fund will elect to be a “regulated investment company” and until such time will take all steps necessary to ensure that it qualifies for taxation as a “regulated investment company” under Sections 851 and 852 of the Code. Acquiring Fund will also ensure that its assets are sufficiently diversified so that each segregated account investing all its assets in Acquiring Fund will be within the meaning of Section 817(h) of the Code and the applicable regulations thereunder.
<![if !supportLists]>(l)      <![endif]>Acquiring Fund has filed or will file all federal and state tax returns which, to the knowledge of Series Investment Fund II’s officers, are required to be filed by Acquiring Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by Acquiring Fund.  All tax liabilities of Acquiring Fund have been adequately provided for on its books, and to the knowledge of Acquiring Fund, no tax deficiency or liability of Acquiring Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.  As of the Exchange Date, Acquiring Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.
<![if !supportLists]>(m)  <![endif]>The issuance of the Merger Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws.
<![if !supportLists]>(n)    <![endif]>The Merger Shares to be issued to Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable by Acquiring Fund, and no shareholder of Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.
2. Representations and warranties of Acquired Fund.
Acquired Fund represents and warrants to and agrees with Acquiring Fund that:
<![if !supportLists]>(a)    <![endif]>Acquired Fund is a series of Series Investment Fund, a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement.  Series Investment Fund is not required to qualify as a foreign association in any jurisdiction. Each of Series Investment Fund and Acquired Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.
<![if !supportLists]>(b)   <![endif]>Series Investment Fund is registered under the 1940 Act as an open‑end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
<![if !supportLists]>(c)    <![endif]>A statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments (indicating their market values) of Acquired Fund as of and for the fiscal year ended December 31, 2004, such statements and schedule having been audited by Deloitte & Touche LLP, independent accountants, have been furnished to Acquiring Fund.  Such statement of assets and liabilities and scheduleof investments fairly present the financial position of Acquired Fund as of the date thereof, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.
<![if !supportLists]>(d)   <![endif]>The prospectus and statement of additional information dated May 1, 2004, previously furnished to Acquiring Fund, as modified by any amendment or supplement thereto or any superseding prospectus or statement of additional information in respect thereof in effect prior to the Exchange Date, which will be furnished to Acquiring Fund (collectively, the “Acquired Fund Prospectus”), do not, as of the date hereof, and will not, as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that Acquired Fund makes no representation or warranty as to any information in the Acquired Fund Prospectus that does not specifically relate to Acquired Fund.
<![if !supportLists]>(e)    <![endif]>There are no material legal, administrative or other proceedings pending or, to the knowledge of Series Investment Fund or Acquired Fund, threatened against Series Investment Fund or Acquired Fund which assert liability or may, if successfully prosecuted to their conclusion, result in liability on the part of Series Investment Fund or Acquired Fund.
<![if !supportLists]>(f)     <![endif]>Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2004, those incurred pursuant to this Agreement,and those incurred in the ordinary course of Acquired Fund’s business as an investment company since such date.  Prior to the Exchange Date, Acquired Fund will advise Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2004, whether or not incurred in the ordinary course of business.
<![if !supportLists]>(g)    <![endif]>No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws, or the H‑S‑R Act.
<![if !supportLists]>(h)    <![endif]>The Acquired Fund Proxy Statement, on the date of its filing (i) will comply in all material respects with the provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of the meeting of Acquired Fund’s shareholders referred to in Section 7(a) below and on the Exchange Date, the Acquired Fund Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by Series Investment Fund II or Acquiring Fund for use in the Acquired Fund Proxy Statement.
<![if !supportLists]>(i)      <![endif]>There are no material contracts outstanding to which Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectus.
<![if !supportLists]>(j)     <![endif]>All of the issued and outstanding shares of beneficial interest of Acquired Fund have been offered for sale and sold in conformity with all applicable federal securities laws.
<![if !supportLists]>(k)   <![endif]>Acquired Fund is and will at all times through the Exchange Date qualify for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.
<![if !supportLists]>(l)      <![endif]>The assets of the Acquired Fund have been and will be at all times through the Exchange Date sufficiently diversified so that each segregated account investing all its assets in Acquired Fund will be within the meaning of Section 817(h) of the Code and the applicable regulations thereunder.
<![if !supportLists]>(m)  <![endif]>Acquired Fund has filed or will file all federal and state tax returns which, to the knowledge of Series Investment Fund’s officers, are required to be filed by Acquired Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by Acquired Fund.  All tax liabilities of Acquired Fund have been adequately provided for on its books, and to the knowledge of Acquired Fund, no tax deficiency or liability of Acquired Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.  As of the Exchange Date, Acquired Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.
<![if !supportLists]>(n)    <![endif]>At both the Valuation Time and the Exchange Date, Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Acquired Fund to be transferred to Acquiring Fund pursuant to this Agreement.  At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Acquiring Fund will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof (except for such restrictions as previously disclosed to Acquiring Fund by Acquired Fund).  As used in this Agreement, the term “Investments” shall mean Acquired Fund’s investments shown on the schedule of its investments as of December 31, 2004referred to in Section 2(c) hereof, as supplemented with such changes as Acquired Fund shall make, and changes resulting from stock dividends, stock splits, mergers and similar corporate actions.
<![if !supportLists]>(o)   <![endif]>No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Acquiring Fund or Acquired Fund, except as previously disclosed to Acquiring Fund by Acquired Fund.
<![if !supportLists]>(p)   <![endif]>At the Exchange Date, Acquired Fund will have sold such of its assets, if any, as may be necessary to ensure that, after giving effect to the acquisition of the assets of Acquired Fund pursuant to this Agreement, Acquiring Fund will constitute a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act.
3. Reorganization.
<![if !supportLists]>(a)    <![endif]>Subject to the requisite approval of the shareholders of Acquired Fund and to the other terms and conditions contained herein, Acquired Fund agrees to sell, assign, convey, transfer and deliver to Acquiring Fund, and Acquiring Fund agrees to acquire from Acquired Fund, on the Exchange Date all of the Investments and all of the cash and other properties and assets of Acquired Fund, whether accrued or contingent (including cash received by Acquired Fund upon the liquidation by Acquired Fund of any investments purchased by Acquired Fund after December 31, 2004 and designated by Acquiring Fund as being unsuitable for it to acquire), in exchange for that number of Merger Shares provided for in Section 4 and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund, whether accrued or contingent, existing at the Valuation Time.  Pursuant to this Agreement, Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Merger Shares received by it to the shareholders of Acquired Fund, in complete liquidation of Acquired Fund.
<![if !supportLists]>(b)   <![endif]>As soon as practicable following the requisite approval of the shareholders of Acquired Fund, Acquired Fund will, at its expense, liquidate such of its portfolio securities as Acquiring Fund shall indicate it does not wish to acquire.  Such liquidation will be substantially completed prior to the Exchange Date, unless otherwise agreed by Acquired Fund and Acquiring Fund.
<![if !supportLists]>(c)    <![endif]>Acquired Fund will pay or cause to be paid to Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the Investments and other properties and assets of Acquired Fund, whether accrued or contingent, received by it on or after the Exchange Date.  Any such distribution shall be deemed included in the assets transferred to Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the assets of Acquired Fund acquired by Acquiring Fund.
<![if !supportLists]>(d)   <![endif]>The Valuation Time shall be 4:00 p.m. Boston time on April 29, 2005, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the “Valuation Time”).
4. Exchange date; valuation time.
On the Exchange Date, Acquiring Fund will deliver to Acquired Fund a number of full and fractional Merger Shares having an aggregate net asset value equal to the value of assets of Acquired Fund attributable to shares of Acquired Fund transferred to Acquiring Fund on such date less the value of the liabilities of Acquired Fund attributable to the shares of Acquired Fund assumed by Acquiring Fund on that date.
<![if !supportLists]>(a)    <![endif]>The net asset value of the Merger Shares to be delivered to Acquired Fund, the value of the assets attributable to the shares of Acquired Fund and the value of the liabilities attributable to the shares of Acquired Fund to be assumed by Acquiring Fund shall in each case be determined as of the Valuation Time.
<![if !supportLists]>(b)   <![endif]>The net asset value of the Merger Shares, and the value of the assets and liabilities of the shares of Acquired Fund shall be determined by Acquiring Fund, in cooperation with Acquired Fund, pursuant to procedures Acquiring Fund would use in determining the fair market value of Acquiring Fund’s assets and liabilities.
<![if !supportLists]>(c)    <![endif]>No adjustment shall be made in the net asset value of either Acquired Fund or Acquiring Fund to take into account differences in realized and unrealized gains and losses.
<![if !supportLists]>(d)   <![endif]>Reserved.
<![if !supportLists]>(e)    <![endif]>Acquired Fund shall distribute the Merger Shares to the shareholders of Acquired Fund by furnishing written instructions to Acquiring Fund’s transfer agent which will as soon as practicable set up open accounts for each shareholder of Acquired Fund in accordance with written instructions furnished by Acquired Fund.  With respect to any Acquired Fund shareholder holding share certificates as of the Exchange Date, Acquiring Fund will not permit such shareholder to receive dividends and other distributions on the Merger Shares (although such dividends and other distributions shall be credited to the account of such shareholder), or pledge such Merger Shares until such shareholder has surrendered his or her outstanding Acquired Fund certificates or, in the event of lost, stolen, or destroyed certificates, posted adequate bond.  In the event that a shareholder shall not be permitted to receive dividends and other distributions on the Merger Shares as provided in the preceding sentence, Acquiring Fund shall pay any such dividends or distributions in additional shares, notwithstanding any election such shareholder shall have made previously with respect to the payment, in cash or otherwise, of dividends and distributions on shares of Acquired Fund.  Acquired Fund will, at its expense, request the shareholders of Acquired Fund to surrender their outstanding Acquired Fund certificates, or post adequate bond, as the case may be.
<![if !supportLists]>(f)     <![endif]>Acquiring Fund shall assume all liabilities of Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Acquired Fund or otherwise.
5. Expenses, fees, etc.
<![if !supportLists]>(a)    <![endif]>All fees and expenses, including legal and accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by Acquired Fund and Acquiring Fund of the transactions contemplated by this Agreement  will be borne by Massachusetts Mutual Life Insurance Company.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of Acquiring Fund or Acquired Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code.
<![if !supportLists]>(b)   <![endif]>Reserved.
<![if !supportLists]>(c)    <![endif]>Reserved.
<![if !supportLists]>(d)   <![endif]>Reserved.
<![if !supportLists]>(e)    <![endif]>Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.
6. Exchange date.
Delivery of the assets of Acquired Fund to be transferred, assumption of the liabilities of Acquired Fund to be assumed and the delivery of the Merger Shares to be issued shall be made at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts, at 7:30 A.M. on the next full business day following the Valuation Time, or at such other time and date agreed to by Acquiring Fund and Acquired Fund, the date and time upon which such delivery is to take place being referred to herein as the “Exchange Date.”
7. Shareholder approval; dissolution.
<![if !supportLists]>(a)    <![endif]>Series Investment Fund, on behalf of Acquired Fund, agrees to call a meeting of shareholders of Acquired Fund, as specified in the definitive Acquired Fund Proxy Statement, to solicit the approval of Acquired Fund’s shareholders of the matters contemplated by this Agreement.
<![if !supportLists]>(b)   <![endif]>Acquired Fund agrees that the liquidation and dissolution of Acquired Fund will be effected in the manner provided in the Agreement and Declaration of Trust of Series Investment Fund in accordance with applicable law and that on and after the Exchange Date, Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution.
<![if !supportLists]>(c)    <![endif]>Reserved.
8. Conditions to Acquiring Fund’s obligations.
The obligations of Acquiring Fund hereunder shall be subject to the following conditions:
<![if !supportLists]>(a)    <![endif]>That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the affirmative vote of (i) at least a majority of the Trustees of Series Investment Fund (including a majority of those Trustees who are not “interested persons” of Series Investment Fund, as defined in Section 2(a)(19) of the 1940 Act); (ii) at least a majority of the Trustees of Series Investment Fund II (including a majority of those Trustees who are not “interested persons” of Series Investment Fund II, as defined in Section 2(a)(19) of the 1940 Act); and (iii) at least a “majority of the outstanding voting securities” of Acquired Fund (as defined in Section 2(a)(42) of the 1940 Act).
<![if !supportLists]>(b)   <![endif]>That Acquired Fund shall have furnished to Acquiring Fund a statement of Acquired Fund’s net assets, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Acquired Fund’s behalf by Series Investment Fund’s President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Acquired Fund since December 31, 2004, other than changes in the Investments and other assets and properties since that date, changes in the market value of the Investments and other assets of Acquired Fund, changes due to net redemptions or changes due to dividends paid or losses from operations.
<![if !supportLists]>(c)    <![endif]>That Series Investment Fund, on behalf of Acquired Fund, shall have furnished to Acquiring Fund a statement, dated the Exchange Date, signed on behalf of Acquired Fund by Series Investment Fund’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.
<![if !supportLists]>(d)   <![endif]>Reserved.
<![if !supportLists]>(e)    <![endif]>That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.
<![if !supportLists]>(f)     <![endif]>That Acquiring Fund shall have received an opinion of Ropes & Gray LLP, in form satisfactory to Acquiring Fund and dated the Exchange Date, to the effect that (i) Series Investment Fund is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, is not required to qualify to do business as a foreign association in any jurisdiction except as may be required by state securities or blue sky laws, (ii) this Agreement has been duly authorized, executed, and delivered by Series Investment Fund, on behalf of Acquired Fund, and, assuming that the Acquired Fund Proxy Statement complies with the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Series Investment Fund II, on behalf of Acquiring Fund, is a valid and binding obligation of Acquired Fund, (iii) Acquired Fund has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Acquired Fund will have duly sold, assigned, conveyed, transferred and delivered such assets to Acquiring Fund, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Series Investment Fund’s Agreement and Declaration of Trust, as amended, or Bylaws or any provision of any agreement known to such counsel to which Series Investment Fund or Acquired Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Series Investment Fund’s Agreement and Declaration of Trust, Bylaws, then current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of Series Investment Fund whose responsibility it is to advise Series Investment Fund and Acquired Fund with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Series Investment Fund, on behalf of Acquired Fund, of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H‑S‑R Act, and (vi) such other matters as Acquiring Fund may reasonably deem necessary or desirable.
<![if !supportLists]>(g)    <![endif]>That Acquiring Fund shall have received an opinion of Ropes & Gray LLP dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and Acquired Fund and Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code, (ii) no gain or loss will be recognized by Acquiring Fund or its shareholders upon receipt of the Investments transferred to Acquiring Fund pursuant to this Agreement in exchange for the Merger Shares, (iii) the basis to Acquiring Fund of the Investments will be the same as the basis of the Investments in the hands of Acquired Fund immediately prior to such exchange, (iv) Acquiring Fund’s holding periods with respect to the Investments will include the respective periods for which the Investments were held by Acquired Fund, and (v) Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and regulations thereunder.  The opinion will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.
<![if !supportLists]>(h)    <![endif]>That the assets of Acquired Fund to be acquired by Acquiring Fund will include no assets which Acquiring Fund, by reason of charter limitations or of investment restrictions disclosed in its current registration statement in effect on the Exchange Date, may not properly acquire.
<![if !supportLists]>(i)      <![endif]>Reserved.
<![if !supportLists]>(j)     <![endif]>That Acquiring Fund shall have received from the Commission, any relevant state securities administrator, the Federal Trade Commission (the “FTC”) and the Department of Justice (the “Department”) such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H‑S‑R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
<![if !supportLists]>(k)   <![endif]>That all proceedings taken by Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Acquiring Fund and Ropes & Gray LLP.
<![if !supportLists]>(l)      <![endif]>Reserved.
<![if !supportLists]>(m)  <![endif]>That Acquired Fund’s custodian shall have delivered to Acquiring Fund a certificate identifying all of the assets of Acquired Fund held by such custodian as of the Valuation Time.
<![if !supportLists]>(n)    <![endif]>That Acquired Fund’s transfer agent shall have provided to Acquiring Fund (i) the originals or true copies of all of the records of Acquired Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of Acquired Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder.
<![if !supportLists]>(o)   <![endif]>That all of the issued and outstanding shares of beneficial interest of Acquired Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws and, to the extent that any audit of the records of Acquired Fund or its transfer agent by Acquiring Fund or its agents shall have revealed otherwise, either (i) Acquired Fund shall have taken all actions that in the opinion of Acquiring Fund or its counsel are necessary to remedy any prior failure on the part of Acquired Fund to have offered for sale and sold such shares in conformity with such laws or (ii) Acquired Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of Acquiring Fund in amounts sufficient and upon terms satisfactory, in the opinion of Acquiring Fund or its counsel, to indemnify Acquiring Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Acquired Fund to have offered and sold such shares in conformity with such laws.
<![if !supportLists]>(p)   <![endif]>Reserved.
<![if !supportLists]>(q)   <![endif]>That Acquired Fund shall have executed and delivered to Acquiring Fund an instrument of transfer dated as of the Exchange Date pursuant to which Acquired Fund will assign, transfer and convey all of the assets and other property to Acquiring Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.
9. Conditions to Acquired Fund’s obligations.
The obligations of Acquired Fund hereunder shall be subject to the following conditions:
<![if !supportLists]>(a)    <![endif]>That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the affirmative vote of (i) at least a majority of the Trustees of Series Investment Fund (including a majority of those Trustees who are not “interested persons” of Series Investment Fund, as defined in Section 2(a)(19) of the 1940 Act); (ii) at least a majority of the Trustees of Series Investment Fund II (including a majority of those Trustees who are not “interested persons” of Series Investment Fund II, as defined in Section 2(a)(19) of the 1940 Act); and (iii) at least a “majority of the outstanding voting securities” of Acquired Fund (as defined in Section 2(a)(42) of the 1940 Act).
<![if !supportLists]>(b)   <![endif]>Reserved.
<![if !supportLists]>(c)    <![endif]>That Series Investment Fund II, on behalf of Acquiring Fund, shall have executed and delivered to Acquired Fund an Assumption of Liabilities dated as of the Exchange Date pursuant to which Acquiring Fund will assume all of the liabilities of Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.
<![if !supportLists]>(d)   <![endif]>That Series Investment Fund II, on behalf of Acquiring Fund, shall have furnished to Acquired Fund a statement, dated the Exchange Date, signed on behalf of Acquiring Fund by Series Investment Fund II’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.
<![if !supportLists]>(e)    <![endif]>That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.
<![if !supportLists]>(f)     <![endif]>That Acquired Fund shall have received an opinion of Ropes & Gray LLP, in form satisfactory to Acquired Fund and dated the Exchange Date, to the effect that (i) Series Investment Fund II is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, is not required to qualify to do business as a foreign association in any jurisdiction except as may be required by state securities or blue sky laws, (ii) this Agreement has been duly authorized, executed, and delivered by Series Investment Fund II, on behalf of Acquiring Fund, and, assuming that the Acquired Fund Proxy Statement complies with the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Series Investment Fund, on behalf of Acquired Fund, is a valid and binding obligation of Acquiring Fund, (iii) the Merger Shares to be delivered to Acquired Fund as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Acquiring Fund and no shareholder of Acquiring Fund has any preemptive right to subscription or purchase in respect thereof, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Series Investment Fund II’s Agreement and Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which Series Investment Fund II or Acquiring Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Series Investment Fund II’s Agreement and Declaration of Trust, Bylaws, then current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of Series Investment Fund II whose responsibility it is to advise Series Investment Fund II and Acquiring Fund with respect to such matters, and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Series Investment Fund II, on behalf of Acquiring Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act.
<![if !supportLists]>(g)    <![endif]>That Acquired Fund shall have received an opinion of Ropes & Gray LLP dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and Acquired Fund and Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code, (ii) no gain or loss will be recognized by Acquired Fund upon the transfer of the Investments to Acquiring Fund and the assumption by Acquiring Fund of the liabilities of Acquired Fund, or upon the distribution of the Merger Shares by Acquired Fund to its shareholders, pursuant to this Agreement, (iii) no gain or loss will be recognized by the Acquired Fund shareholders on the exchange of their shares of Acquired Fund for Merger Shares, (iv) the aggregate tax basis of the Merger Shares an Acquired Fund shareholder receives in connection with the transaction will be the same as the aggregate tax basis of his or her Acquired Fund shares exchanged therefor, and (v) an Acquired Fund shareholder’s holding period for his or her Merger Shares will be determined by including the period for which he or she held Acquired Fund shares exchanged therefor, provided that the shareholder held Acquired Fund’s shares as a capital asset.  The opinion will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.
<![if !supportLists]>(h)    <![endif]>That all proceedings taken by or on behalf of Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Acquired Fund and Ropes & Gray LLP.
<![if !supportLists]>(i)      <![endif]>Reserved.
<![if !supportLists]>(j)     <![endif]>That Acquired Fund shall have received from the Commission, any relevant state securities administrator, the FTC and the Department such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H‑S‑R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
10. Indemnification.
<![if !supportLists]>(a)    <![endif]>Series Investment Fund, on behalf of Acquired Fund, will indemnify and hold harmless, out of the assets of Acquired Fund but no other assets, Series Investment Fund II, its trustees and its officers (for purposes of this subparagraph, the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Series Investment Fund or Acquired Fund contained in the Acquired Fund Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Series Investment Fund or Acquired Fund required to be stated therein or necessary to make the statements relating to Series Investment Fund or Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Series Investment Fund.  The Indemnified Parties will notify Series Investment Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a).  Series Investment Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Series Investment Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense.  Series Investment Fund’s obligation under this Section 10(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Series Investment Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties’ first paying the same.
<![if !supportLists]>(b)   <![endif]>Series Investment Fund II, on behalf of Acquiring Fund, will indemnify and hold harmless, out of the assets of Acquiring Fund but no other assets, Series Investment Fund, its trustees and its officers (for purposes of this subparagraph, the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Series Investment Fund II or Acquiring Fund contained in the Acquired Fund Proxy Statement, or any amendment or supplement to any thereof, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to Series Investment Fund II or Acquiring Fund required to be stated therein or necessary to make the statements relating to Series Investment Fund II or Acquiring Fund therein not misleading, including without limitation any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Series Investment Fund II.  The Indemnified Parties will notify Series Investment Fund II in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b).  Series Investment Fund II shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if Series Investment Fund II elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense.  Series Investment Fund II’s obligation under this Section 10(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Series Investment Fund II will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties’ first paying the same.
11. No broker, etc.
Each of Acquired Fund and Acquiring Fund represents that there is no person who has dealt with it, or Series Investment Fund or Series Investment Fund II, as applicable, who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.
12. Termination.
Acquired Fund and Acquiring Fund may, by mutual consent of the trustees of Series Investment Fund and the trustees of Series Investment Fund II on behalf of Acquired Fund and Acquiring Fund, respectively, terminate this Agreement, and Acquired Fund or Acquiring Fund, after consultation with counsel and by consent of their trustees or an officer authorized by such trustees, may waive any condition to their respective obligations hereunder.  If the transactions contemplated by this Agreement have not been substantially completed by June 30, 2005, this Agreement shall automatically terminate on that date unless a later date is agreed to by Acquired Fund and Acquiring Fund.
13. Rule 145.

Pursuant to Rule 145 under the 1933 Act, Acquiring Fund will, in connection with the issuance of any Merger Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), issue stop transfer instructions to Acquiring Fund’s transfer agent with respect to such shares.  Acquired Fund will provide Acquiring Fund on the Exchange Date with the name of any Acquired Fund shareholder who is to the knowledge of Acquired Fund an affiliate of Acquired Fund on such date.

14. Covenants, etc. deemed material.
All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
15. Sole agreement; amendments.
This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.
16.  Agreement and declaration of trust.
Copies of the Agreements and Declarations of Trust of Series Investment Fund and Series Investment Fund II are on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees of Series Investment Fund and Series Investment Fund II, respectively, as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of Series Investment Fund or Series Investment Fund II, or shareholders of Acquired Fund or Acquiring Fund, individually but are binding only upon the assets and property of Acquired Fund and Acquiring Fund, respectively.

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This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

MML Series Investment Fund II, on behalf of its MML Managed Bond Fund series

By:  /s/ Kevin M. McClintock

         Name: Kevin M. McClintock

         Title: President

Attest:  /s/ Thomas M. Kinzler

Name: Thomas M. Kinzler

            Title:   Clerk

MML Series Investment Fund, on behalf of its MML Managed Bond Fund series

By:  /s/ James S. Collins

                                                         Name: James S. Collins

         Title: Treasurer

Attest:  /s/ Thomas M. Kinzler

Name: Thomas M. Kinzler

            Title:   Secretary

Massachusetts Mutual Life Insurance Company

By:  /s/ Ian W. Sheridan

         Name: Ian W. Sheridan

         Title:   Vice President